UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2018

SURFACE ONCOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-3845	46-5543980
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

50 Hampshire Street, 8th Floor

Cambridge, MA 02139

(Address of principal executive offices, including zip code)

(617) 714-4096

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 14, 2018, the board of directors of Surface Oncology, Inc. (the “Company”) appointed Jessica Fees, the Company’s Senior Vice President, Finance and Business Operations, as the Company’s principal financial officer and principal accounting officer. Ms. Fees succeeds J. Jeffrey Goater, the Company’s President and Chief Executive Officer, in those roles.

Ms. Fees, 47, joined the Company in September 2015 as the Company’s Director of Finance and was promoted to Senior Vice President, Finance and Business Operations in November 2018. Prior to joining the Company, Ms. Fees served as President of Glide Associates LLC from January 2011 to March 2016. Ms. Fees has a B.A. from The College of the Holy Cross and earned her CPA in Massachusetts.

There are no other arrangements or understandings between Ms. Fees and any other persons pursuant to which she was selected as the Company’s principal financial officer and principal accounting officer, and Ms. Fees has no family relationship with any of the executive officers or directors of the Company. Additionally, there are no transactions involving the Company and Ms. Fees that the Company would be required to report pursuant to Item 404(a) of Regulation S-K.

In connection with the appointment of Ms. Fees as the Company’s principal financial officer and principal accounting officer, the Company issued a press release on December 17, 2018, a copy of which is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1	Press release issued by Surface Oncology, Inc. dated December 17, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Surface Oncology, Inc.

Date: December 17, 2018	By:	/s/ J. Jeffrey Goater
J. Jeffrey Goater
President and Chief Executive Officer